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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                 --------------

                                 AMENDMENT NO. 1

                                       TO

                                    FORM 8-K
                                    --------

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): November 11, 2005
                                                         -----------------

                     TREMISIS ENERGY ACQUISITION CORPORATION
                     ---------------------------------------
               (Exact Name of Registrant as Specified in Charter)

          Delaware                000-50682                20-0700684
----------------------------   ----------------     ------------------------
(State or Other Jurisdiction     (Commission             (IRS Employer
      of Incorporation)          File Number)          Identification No.)

  1775 Broadway, Suite 604, New York, New York                       10019
------------------------------------------------                ---------------
    (Address of Principal Executive Offices)                       (Zip Code)

Registrant's telephone number, including area code: (212) 397-1464
                                                    --------------

                                 Not Applicable
                                 --------------
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[X]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
     240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the
     Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the
     Exchange Act (17 CFR 240.13e-4(c))

COMMENCING SHORTLY AFTER THE FILING OF THIS AMENDMENT NO. 1 ("AMENDMENT") TO THE
CURRENT REPORT ON FORM 8-K, WHICH WAS PREVIOUSLY FILED WITH THE SECURITIES AND
EXCHANGE COMMISSION ON OCTOBER 26, 2005 ("OCTOBER 2005 8-K"), TREMISIS ENERGY
ACQUISITION CORPORATION ("TREMISIS") INTENDS TO HOLD PRESENTATIONS FOR CERTAIN
OF ITS STOCKHOLDERS, AS WELL AS OTHER PERSONS WHO MIGHT BE INTERESTED IN
PURCHASING TREMISIS' SECURITIES, REGARDING ITS MERGER WITH RAM ENERGY, INC., AS
DESCRIBED IN THE OCTOBER 2005 8-K AND THIS AMENDMENT. IT IS ANTICIPATED THAT THE
OCTOBER 2005 8-K, TOGETHER WITH THIS AMENDMENT, AND ALL THE EXHIBITS INCLUDED
THEREIN AND HEREIN, INCLUDING THE SLIDE SHOW INCLUDED AS EXHIBIT 99.3 HERETO,
WILL BE DISTRIBUTED TO PARTICIPANTS AT SUCH PRESENTATIONS.

EARLYBIRDCAPITAL, INC. ("EBC"), THE MANAGING UNDERWRITER OF TREMISIS' INITIAL
PUBLIC OFFERING ("IPO") CONSUMMATED IN MAY 2004, IS ASSISTING TREMISIS IN THESE
EFFORTS WITHOUT CHARGE, OTHER THAN THE REIMBURSEMENT OF ITS OUT-OF-POCKET
EXPENSES. TREMISIS AND ITS DIRECTORS AND EXECUTIVE OFFICERS, AND EBC MAY BE
DEEMED TO BE PARTICIPANTS IN THE SOLICITATION OF PROXIES FOR THE SPECAL MEETING
OF TREMISIS STOCKHOLDERS TO BE HELD TO APPROVE THE MERGER.

STOCKHOLDERS OF TREMISIS AND OTHER INTERESTED PERSONS ARE ADVISED TO READ, WHEN
AVAILABLE, TREMISIS' PRELIMINARY PROXY STATEMENT AND DEFINITIVE PROXY STATEMENT
IN CONNECTION WITH TREMISIS' SOLICITATION OF PROXIES FOR THE SPECIAL MEETING
BECAUSE THESE PROXY STATEMENTS WILL CONTAIN IMPORTANT INFORMATION. SUCH PERSONS
CAN ALSO READ TREMISIS' FINAL PROSPECTUS, DATED MAY 12, 2004, FOR A DESCRIPTION
OF THE SECURITY HOLDINGS OF THE TREMISIS OFFICERS AND DIRECTORS AND OF EBC AND
THEIR RESPECTIVE INTERESTS IN THE SUCCESSFUL CONSUMMATION OF THIS BUSINESS
COMBINATION. THE DEFINITIVE PROXY STATEMENT WILL BE MAILED TO STOCKHOLDERS AS OF
A RECORD DATE TO BE ESTABLISHED FOR VOTING ON THE MERGER. STOCKHOLDERS WILL ALSO
BE ABLE TO OBTAIN A COPY OF THE DEFINITIVE PROXY STATEMENT, WITHOUT CHARGE, BY
DIRECTING A REQUEST TO: TREMISIS ENERGY ACQUISITION CORPORATION, 1775 BROADWAY,
SUITE 604, NEW YORK, NEW YORK 10019. THE PRELIMINARY PROXY STATEMENT AND
DEFINITIVE PROXY STATEMENT, ONCE AVAILABLE, AND THE FINAL PROSPECTUS CAN ALSO BE
OTAINED, WITHOUT CHARGE, AT THE SECURITIES AND EXCHANGE COMMISSION'S INTERNET
SITE (http://www.sec.gov).

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     On October 20, 2005, Tremisis Energy Acquisition Corporation ("Tremisis")
entered into an Agreement and Plan of Merger ("Merger Agreement") with RAM
Energy, Inc. and all of its stockholders ("Stockholders"). A wholly owned subsidiary of Tremisis, formed to effectuate the transactions contemplated by the Merger Agreement by merging with and into RAM Energy, Inc. ("Merger"), is also a party to the Merger Agreement. RAM Energy, Inc. will be the surviving corporation in the Merger, becoming a wholly owned subsidiary of Tremisis. As used in this Report, "RAM" includes RAM Energy, Inc. and all of its subsidiaries. RAM is an independent oil and gas company engaged in the acquisition, exploration, exploitation and development of oil and gas properties and the production of oil and gas.

PREVIOUSLY FILED CURRENT REPORT ON FORM 8-K AND THIS AMENDMENT TO SUCH 8-K
--------------------------------------------------------------------------

     On October 26, 2005, Tremisis filed a Current Report on Form 8-K ("October
2005 8-K") that provided certain information about the Merger Agreement and the business and operations of RAM and its oil and gas properties and reserves.

     This Amendment No. 1 to the October 2005 8-K ("8-K Amendment") is being filed to provide information that is supplemental to that included in the
October 2005 8-K, including:

     o    information with respect to a recent amendment to the Merger
          Agreement;

     o    updated financial and other information relating to RAM; and

     o    a copy of the slideshow that will be distributed to attendees at presentations regarding the proposed merger that Tremisis intends to hold for certain of its stockholders and other persons who might be interested in purchasing Tremisis' securities.

     You are urged to read the following information together with all of the information provided in the October 2005 8-K.

EXECUTION OF AMENDMENT NO. 1 TO MERGER AGREEMENT
------------------------------------------------

     On November 11, 2005, the parties to the Merger Agreement executed
Amendment No. 1 to the Merger Agreement ("Merger Agreement Amendment"), a copy of which annexed as Exhibit 10.11 to this 8-K Amendment. The Merger Agreement
Amendment serves to effect the following changes to the Merger Agreement:

     o    Section 1.6(c) of the Merger Agreement has been amended so that the aggregate number of shares of Tremisis common stock issuable to the stockholders of RAM in the Merger is set at 25,600,000 shares.

     o    Section 6.3(i) of the Merger Agreement has been amended so that certain financings that may be undertaken by RAM to fund fees, expenses and costs that it may incur in connection with replacing its existing credit facilities will not be

          included in the calculation of RAM's aggregate indebtedness for certain calculations and purposes under the Merger Agreement.

ITEM 7.01 REGULATION FD DISCLOSURE

     The October 2005 8-K provided certain information, as of June 30, 2005, regarding RAM and its operations, including certain information relating to
RAM's oil, natural gas and natural gas liquids reserves. The following is an update, as of September 30, 2005, to that information.

GENERAL
-------

     At September 30, 2005, RAM's estimated net proved reserves were 19.7 million barrels of oil equivalent, or Boe, of which approximately 60% were crude oil, 29% were natural gas, and 11% were natural gas liquids, or NGLs, with a present value of future net revenue before applicable income taxes, discounted at 10%, or PV-10 Value, of approximately $445 million, based on prices RAM was receiving as of September 30, 2005, which were $63.62 per barrel, or Bbl, of oil, $39.21 per Bbl of NGLs, and $12.70 per thousand cubic feet, or Mcf, of natural gas. At that date, RAM's proved developed reserves comprised 71% of its total reserves and the estimated reserve life for RAM's total proved reserves was approximately 14 years. RAM owns interests in approximately 2,900 wells and operates approximately 1,900 of these wells. The wells RAM operates represented approximately 89% of its PV-10 Value as of September 30, 2005. In addition, RAM has positioned itself for participation in two emerging resource plays: (1) the on-going Barnett Shale play located in Jack and Wise Counties, Texas, where RAM owns interests in approximately 27,700 gross acres (6,800 net acres) and (2) an exploratory Barnett and Woodford Shale play located in Reeves County, Texas, where RAM owns interests in approximately 70,000 gross acres (11,000 net acres).
RAM also owns interests in various gathering systems and a natural gas processing plant that serves its producing properties.

     During 2005, RAM expects to drill or participate in the drilling of 67 total wells, 64 of which will be development wells and three of which will be exploratory wells. Through September 30, 2005, RAM has participated in the drilling of 48 wells and completed recompletions in 18 of its existing wells.
From 1997 through December 31, 2004, RAM's reserve replacement ratio, through discoveries, extensions, revisions and acquisitions, but excluding dispositions, was 324%. From 1989 through September 30, 2005, RAM drilled or participated in the drilling of 446 oil and natural gas wells with a 92% success rate.

     For its fiscal year ended December 31, 2004, RAM reported total oil and gas sales of $17.7 million. For the nine months ended September 30, 2005, RAM reported total oil and gas sales of $48.3 million.

NET PRODUCTION, UNIT PRICES AND COSTS
-------------------------------------

     The following table presents certain information with respect to RAM's oil and natural gas production, prices and costs attributable to all oil and natural gas properties owned by RAM for the periods shown. Average realized prices reflect the actual realized prices received by RAM, excluding the results of
RAM's hedging activities.

                                           Nine Months
                                              Ended                 Year Ended
                                          September 30,            December 31,
                                         ---------------------------------------------------
                                              2005        2004        2003        2002
                                             ------      ------      ------      ------

Production volumes:
  Oil and condensate (MBbls)..........          598         187         288         204
  Natural gas liquids (MBbls).........          130           -           -           -
  Natural gas (MMcf)..................        1,828       1,899       2,381       1,744
    Total (MBoe)..................            1,033         504         685         495

Average realized prices :
  Oil and condensate (per Bbl)........       $53.17      $36.83      $29.32      $24.44
  Natural gas liquids (per Bbl).......       $35.36           -           -           -
  Natural gas (per Mcf)...............        $6.52       $5.67       $5.07       $2.79
    Per Boe.......................           $46.78      $35.08      $29.97      $20.34

Expenses (per Boe):
  Oil and natural gas production taxes        $2.38       $2.51       $2.00       $2.10
  Oil and natural gas production taxes       $11.09       $7.84       $5.15       $6.12
  Amortization of full-cost pool......        $8.65       $5.92       $5.53       $5.36
  General and administrative..........        $6.09      $13.10       $9.25      $11.84

OIL AND GAS PROPERTIES
----------------------

     RAM's principal fields and core operating areas are as follows:

     o    Electra/Burkburnett Area, Wichita and Wilbarger Counties, Texas;

     o    Egan Field, Acadia Parish, Louisiana;

     o    Boonsville Area, Jack and Wise Counties, Texas;

     o    Barnett Shale, Jack and Wise Counties, Texas; and

     o    Vinegarone Field, Val Verde County, Texas.

     ELECTRA/BURKBURNETT AREA

     RAM's properties in the Electra/Burkburnett Area of North Texas include 26 leases covering 12,190 gross acres. As of September 30, 2005, RAM owned interests in approximately 1,600 wells in the Electra/Burkburnett Area, of which
508 were active producing wells and 210 were active injection wells.

     RAM, together with its recently acquired subsidiary, RWG, drilled more than
50 wells in the Electra/Burkburnett Area from November 1, 2004 through
September, 30, 2005, and another 209 drilling locations are currently booked as proved undeveloped.

     RAM estimates the average infill well remaining to be drilled in the
Electra/Burkburnett Area should have ultimate recoverable reserves of approximately 22,000 Bbls of oil. Drilling and completion costs are estimated to average approximately $135,000 per well.

     On April 1, 2005, RAM purchased a drilling rig specifically for the purpose of facilitating its ongoing drilling program in the Electra/Burkburnett Area.
RAM is currently drilling an average of six wells per month.

     RAM sells the crude oil produced from its Electra/Burkburnett Area properties to Shell Trading (US) Company. For the month of September 2005, the sale price was $63.62 per Bbl of oil.

     During the nine months ended September 30, 2005, the aggregate net production attributable to RAM's interest in its Electra/Burkburnett properties was 492,798 Bbls of oil and 37,433 Bbls of NGLs, or 530,231 Boe, and average daily production for the period was 1,948 Bbls of oil per day and 148 Bbls of
NGLs per day, or 2,096 Boe per day.

     During September 2005, aggregate net production attributable to RAM's interest in its Electra/Burkburnett properties was 53,045 Bbls of oil and 4,109
Bbls of NGLs, or 57,154 Boe, and the average daily production was 1,768 Bbls of oil per day and 137 Bbls or NGLs per day, or 1,905 Boe per day. Production from
RAM's Electra/Burkburnett Area properties during the month of September 2005 was adversely impacted by Hurricane Rita.

     EGAN FIELD

     RAM's Egan Field, located in Acadia Parish, Louisiana, covers an area of approximately 4,400 acres. Over the past 60 years, more than 90 wells have been drilled in the field. Current production from the Egan Field is obtained primarily at depths ranging from 9,000 feet to 12,400 feet.

     Over the past five years, RAM has undertaken a recompletion program in the
Egan Field, conducting successful operations in 12 wells, and has identified more than 10 additional recompletion opportunities in existing wellbores.

     RAM owns or has licensed over 41 miles of 2-D and 3-D seismic covering its
Egan Field properties. As a result of recent and ongoing analysis of this data,
RAM expects to have a new inventory of additional drilling and recompletion prospects on its Egan Field properties for exploitation and development over the next several years.

     RAM owns interest in approximately 4,367 gross (2,633 net) leasehold acres and 11 producing wells in the Egan Field, and is the operator of all such wells.

     For the nine months ended September 30, 2005, the aggregate net production attributable to RAM's interest in the Egan Field properties was 15,529 Bbls of oil and 378 MMcf of natural gas, or 78,612 Boe, and average daily production for the period was 311 Boe per day.

     During September 2005, aggregate net production attributable to RAM's interest in its Egan Field properties was 1,273 Bbls of oil and 30 MMcf of natural gas, or 6,271 Boe, and RAM's daily production for the period was 42 Bbls of oil per day and 1,000 Mcf of natural gas per day, or 209 Boe per day.
Production from RAM's Egan Field properties during the month of September 2005 was adversely impacted by Hurricanes Katrina and Rita.

     BOONSVILLE AREA

     The Boonsville Area is located in the Fort Worth Basin of North Central
Texas in Jack and Wise Counties, and includes RAM's Barnett Shale rights. RAM's leasehold in the area covers approximately 9,950 gross acres lying within the much larger Boonsville Field, which includes several hundred thousand acres.

     RAM's properties in Jack and Wise Counties are comprised of two discrete subsets: the shallow gas zones and the Barnett Shale acreage. A considerable portion of RAM's leasehold in the area is segregated with respect to rights above and below the Marble Falls formation, a prominent geologic marker in the area. RAM's substantially undeveloped Barnett Shale acreage (which lies below the Marble Falls) is a distinct property requiring drilling, completion and production techniques dissimilar from the shallow gas producing zones.
Accordingly, RAM treats its Barnett Shale acreage as a separate major property.

     RAM's oil and gas production in the Boonsville Area is derived principally from sands found at depths ranging from 3,800 feet to 6,100 feet. RAM owns working interests in 84 wells producing from these shallow gas zones and operates all but one of such wells.

     RAM owns and operates an extensive gas gathering system in the field which gathers gas solely from RAM's wells. The gas is compressed in the field through compression facilities also owned by RAM, and then is delivered into a larger system operated by Dynegy for delivery to the Dynegy-owned Chico gas processing plant, where the natural gas is processed for the extraction of NGLs. RAM currently receives 80% of both the residue gas and the NGLs attributable to its share of delivered volumes.

     RAM has not drilled any wells in the Boonsville Area since its acquisition of WG Energy Holdings in December 2004. Currently, there are 22 drilling locations identified as proved undeveloped locations.

     During the nine months ended September 30, 2005, the aggregate net production attributable to RAM's working interests in the Boonsville Area properties (above the Marble Falls) was 18,846 Bbls of oil, 434 MMcf of natural gas and 96,998 Bbls of NGLs, or 188,230 Boe, and average daily production for the period was 74 Bbls of oil per day, 1,717 Mcf of natural gas per day and 383
Bbls of NGLs, or 744 Boe per day.

     During September 2005, aggregate net production attributable to RAM's interest in the Boonsville shallow gas properties was 1,252 Bbls of oil, 35,891
Mcf of natural gas, and 8,376

Bbls of NGLs, and the average daily production for the period was 42 Bbls of oil, 1,199 Mcf of natural gas and 279 Bbls of NGLs or 521 Boe per day.
Production from RAM's Boonsville Area properties during the month of September
2005 was adversely impacted by Hurricane Rita.

     BARNETT SHALE ACREAGE

     RAM owns leases covering approximately 27,700 gross (6,800 net) acres of
Barnett Shale rights, all of which are held by production from wells completed in the shallow gas zones. The Barnett Shale currently is the largest natural gas play in Texas. RAM's Barnett Shale acreage lies in the Boonsville Area of Jack and Wise Counties, Texas, below the Marble Falls geologic marker at depths ranging from 6,500 feet to 8,500 feet and is, for the most part, undeveloped.

     The Barnett Shale area is an emerging resource play with the potential to become a multi-well, long-lived gas project with substantial exploitation opportunity and is believed to be one of the most promising new natural gas plays in the United States. The most productive wells in the Barnett Shale play are wells that have been drilled horizontally. The average cost of drilling and completing a horizontal well to the Barnett Shale is approximately $1.75 to $2.2 million.

     RAM is a party to two separate agreements covering its acreage position in the Barnett Shale:

     o    Approximately 3,500 gross acres are subject to a Participation
          Agreement with Chief Oil & Gas, Inc., with RAM having the right to participate with a 36% working interest in each well proposed to be drilled on the contract area. The agreement is on a "drill-to-earn"
          basis and includes a continuous drilling obligation, requiring Chief to commence a new well within 120 days after the filing of a completion report on the preceding well, failing which Chief's right to earn under the Participation Agreement will terminate. To date
          Chief has drilled and completed three commercially productive horizontal wells, with a fourth well now being completed, and a fifth well proposed for drilling during the last quarter of this year.

     o    RAM's remaining Barnett Shale acreage (approximately 24,000 gross acres) is committed to an agreement with EOG Resources, Inc. RAM has a
          23.9% working interest in this acreage block. Currently, RAM and its partners are acquiring and interpreting 3D seismic data with the expectation that a number of locations will be identified for drilling commencing in 2006.

     Although the Barnett Shale play has not yet made a substantial contribution to RAM's daily production, RAM believes that there are approximately 127 probable drilling locations on RAM's Barnett Shale acreage, with 108 of those probable wells to be located on leasehold subject to the EOG agreement and 19 on the Chief acreage block.

     During the nine months ended September 30, 2005, the aggregate net production attributable to RAM's interest in the currently producing Barnett
Shale wells was 2,971 Bbls of oil and 182 MMcf of natural gas, and average daily production for the period was 11 Bbls of oil and 719 Mcf of natural gas per day, or 131 Boe per day.

     During September 2005, the aggregate net production attributable to RAM's interest in the Barnett Shale properties was 222 Bbls of oil and 21 MMcf of natural gas, and the average daily production for the period was 7 Bbls of oil per day and 705 Mcf of natural gas per day, or 125 Boe per day.

     VINEGARONE FIELD

     The Vinegarone Field is located in Val Verde County, Texas, which is in the
Big Bend region of South Texas. RAM owns working interests in seven producing wells in the field, none of which are operated by RAM.

     Production from Vinegarone Field is obtained primarily from three distinct horizons at depths ranging from 9,100 feet to 10,100 feet. RAM owns interests in
6,686 gross (1,682 net) leasehold acres in the Vinegarone Field.

     During 2004, RAM participated in the drilling of four new wells in the
Vinegarone Field, three of which were successfully completed. RAM has identified seven proved undeveloped locations in the field and expects to continue its development of the field over the next three years.

     For the nine months ended September 30, 2005, the aggregate net production attributable to RAM's interest in the Vinegarone Field properties was 333 MMcf of natural gas, and the average daily production for the period was 1,317 Mcf of natural gas per day, or 219 Boe per day.

     During September 2005, the aggregate net production attributable to RAM's interest in the Vinegarone Field was 28 MMcf of natural gas , and the average daily production for the period was 948 Mcf of natural gas, or 158 Boe per day.

     OTHER PROPERTIES

     In addition to its principal fields and core operating areas, RAM also owns interests in other properties located in Texas, Oklahoma, Mississippi,
Louisiana, Kansas, New Mexico, Wyoming, Arkansas and offshore California.

     RAM owns a significant number of properties scattered throughout the principal producing basins in Oklahoma. In addition, RAM also owns an interest in two exploration prospects in Oklahoma and is actively seeking other exploration opportunities throughout its core areas.

     In Texas, in addition to the Electra/Burkburnett and Boonsville Area properties, RAM owns miscellaneous operated and non-operated interests in 45 producing wells across the state, from the Panhandle down through the Permian
Basin to South Texas, and eastward to Louisiana. It also owns a substantial position in an exploratory project located in Reeves County, Texas where it owns interests in approximately 70,000 gross acres and 11,000 net acres. Virtually all of RAM's leasehold interest in Reeves County is subject to farmout agreements with either J. Cleo Thompson, et al., or 777 Energy, LP (successor to
Alpine, Inc.). The 777 Energy farmout covers roughly half of RAM's gross acreage position and has resulted in the drilling of two

Barnett Shale wells, one vertically and one horizontally, with the horizontal well now awaiting a completion attempt. The remaining acreage is subject to a farmout agreement with J. Cleo Thompson, et al., which requires the acquisition of 10 square miles of 3D seismic preparatory to the drilling of a well on or before March 1, 2006 to a depth sufficient to test the Woodford Shale. Both farmout agreements allow the farmee to earn an interest in certain of RAM's leases by drilling the initial obligatory wells and then continue to earn interests by drilling subsequent wells within 90 to 180 days after commencement of the immediately preceding well. RAM has the right to participate for one-half of its interest in the wells drilled subsequent to the initial earning wells under each farmout agreement.

OIL AND NATURAL GAS RESERVES
----------------------------

     The following table summarizes the estimates of RAM's historical net proved reserves and the related present values of such reserves at the dates shown. The reserve and present value data for RAM's oil and natural gas properties as of
September 30, 2005, were prepared by employees of RAM. The data for December 31,
2004 were prepared by the independent petroleum engineering firms of Williamson
Petroleum Consultants and Forrest A. Garb & Associates. The data for December
31, 2003 and 2002 were prepared by the independent petroleum engineering firm of
Forrest A. Garb & Associates. In the following table, PV-10 Value represents the present value of estimated future net revenues before income tax discounted at
10%, using prices in effect at the end of the respective periods presented and excluding the effects of hedging activities. Estimates of RAM's proved reserves and future net revenues are made using published period-end spot oil and natural gas sales prices and are held constant throughout the life of the properties.
The prices used in calculating PV-10 Value as of September 30, 2005 were $63.62 per Bbl of oil, $39.21 per Bbl of NGLs and $12.70 per Mcf of natural gas. The prices at which RAM sells natural gas typically are determined on the first day of each month for the entire month. In the following table, "proved reserves"
include proved developed reserves and proved undeveloped reserves. The PV-10 values set forth in the table do not include any of RAM's undeveloped Barnett
Shale acreage.

                                           Reserve Data
------------------------------------------------------------------------------------------------------
                                               September 30,               December 31,
                                                   2005         2004           2003           2002
                                                   ----         ----           ----           ----

Proved developed reserves:
  Oil & condensate (MBbls)...................       7,861         6,198          2,151        2,234
  Natural gas liquids (MBbls)................       1,558         1,611              0            0
  Natural gas (MMcf).........................      27,170       31, 048         26,237       28,379
    Total (MBoe)............................       13,948        12,894          6,524        6,964
  PV-10 Value (in thousands).................    $318,819      $164,007        $84,781      $68,824
Proved reserves:
  Oil & condensate (MBbls)...................      11,907        10,667          2,322        2,451
  Natural gas liquids (MBbls)................       2,071         2,087              0            0
  Natural gas (MMcf).........................      34,327        38,195         34,567       35,920
    Total (MBoe).............................      19,699        19,120          8,803        8,438
  PV-10 Value (in thousands).................     $444,982     $236,201       $104,570      $80,751
  $/Mcf......................................      $12.70         $6.02          $6.19        $4.24
  $/Bbl (Oil)................................      $63.62        $40.25         $29.25       $27.75
  $/Bbl (NGLs)...............................      $39.21            --             --           --

                                       10

     Estimated quantities of proved reserves and future net revenues therefrom are affected by oil and natural gas prices, which have fluctuated widely in recent years. There are numerous uncertainties inherent in estimating oil and natural gas reserves and their values, including many factors beyond the control of the producer. The reserve data set forth in this report represents only estimates. Reservoir engineering is a subjective process of estimating underground accumulations of oil and natural gas that cannot be measured in an exact manner. The accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment.
As a result, estimates of different engineers, including those used by RAM, may vary. In addition, estimates of reserves are subject to revisions based upon actual production, results of future development and exploration activities, prevailing oil and natural gas prices, operating costs and other factors, which revisions may be material. The PV-10 Value of RAM's proved oil and natural gas reserves does not necessarily represent the current or fair market value of such proved reserves, and the 10% discount factor may not reflect current interest rates, RAM's cost of capital or any risks associated with the development and production of its proved oil and natural gas reserves.

     In general, the volume of production from oil and natural gas properties declines as reserves are depleted. Except to the extent RAM acquires properties containing proved reserves or conducts successful exploitation and development activities, RAM's proved reserves will decline as reserves are produced. RAM's future oil and natural gas production is, therefore, highly dependent upon its level of success in finding or acquiring additional reserves.

OIL AND NATURAL GAS MARKETING AND HEDGING
-----------------------------------------

     RAM's oil and natural gas production is sold primarily under market sensitive or spot price contracts. During the nine months ended September 30,
2005, three customers accounted for approximately 75% of RAM's sales of oil and natural gas. RAM believes there are numerous other companies available to purchase RAM's oil and natural gas, and that the loss of any or all of these purchasers would not materially affect its ability to sell oil and natural gas.
However, if the natural gas gathering and processing system and plant located in the Boonsville Area that is currently owned by RAM's second largest customer were to cease operations, whether for mechanical, financial or other reasons, such cessation could materially and adversely affect RAM's cash flow from operations on a temporary basis. RAM has no reason to believe that any such cessation is likely to occur.

     To reduce exposure to fluctuations in oil and natural gas prices and to achieve more predictable cash flow, RAM periodically utilizes various hedging strategies to manage the price received for a portion of its future natural gas and oil production. RAM has not established hedges in excess of its expected production. These strategies customarily involve the purchase of put options to provide a price floor for its production, put/call collars that establish both a floor and a ceiling price to provide price certainty within a fixed range, put/call/call collars that establish a secondary floor above the put/call collar ceiling, and forward sale contracts for specified monthly volumes at prices determined with reference to the natural gas futures market or swap arrangements that establish an index-related price above which RAM pays the hedging partner and below which RAM is paid by the hedging partner. These contracts allow RAM to predict with greater certainty the effective oil and natural gas prices to be received for its production and benefit RAM when market prices are less than the strike prices or fixed prices

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under its hedging contracts. However, RAM will not benefit from market prices that are higher than the strike or fixed prices in these contracts for its hedged production.

     RAM's hedge positions at September 30, 2005 are shown in the following table:

                         Crude Oil (Bbls)                                 Natural Gas (Mmbtu)
           ---------------------------------------------    ------------------------------------------------
                  Floors                 Ceilings                  Floors                  Ceilings
------------------------------------------------------------------------------------------------------------
  Year      per day     Price       per day     Price        per day     Price        per day      Price
------------------------------------------------------------------------------------------------------------

  2005       1,500     $40.00         500      $46.00         6,000      $6.00         6,000       $8.46
  2006       1,750     $42.50        1,500     $60.56         5,247      $6.53         5,247       $8.66
  2007       1,000     $35.00        1,000     $69.74         5,000      $7.00         5,000      $11.95

                           Secondary Floors                                 Secondary Floors
                ----------------------------------------    -------------------------------------------------
     Year             per day               Price                   Per day                   Price
------------------------------------------------------------------------------------------------------------

     2005               500                $55.75                      -                        -
     2006                -                    -                      5,000                    $9.50

     RAM's hedging contracts for oil continue through December 2007, and its contracts for natural gas continue through March 2007. Natural gas floors and ceilings for 2007 are for January through March and natural gas secondary floors for 2006 are for April through October. For the three months ended September 30,
2005, RAM produced 2,160 Bbls of oil per day, 6,441 Mcf of natural gas per day, and 435 Bbls of NGLs per day.

NON-GAAP FINANCIAL MEASURES
---------------------------

     Included in the slideshow annexed to this 8-K Amendment are calculations of
RAM's EBITDA for various periods. RAM's EBITDA is determined by adding the following items to net income (loss): net interest expense, provision for income taxes, depreciation and amortization, unrealized gain or loss from derivatives, gain on disposal of assets, loss from discontinued operations, and cumulative effect of change in accounting principle. A reconciliation of RAM's EBITDA to net income (loss) is presented below.

     RAM's EBITDA is being presented in the slideshow because we believe EBITDA provides useful information regarding RAM's continuing operating results. RAM relies on EBITDA as a primary measure to review and assess the operating performance of its company and its management team. RAM also reviews EBITDA to compare its current operating results with corresponding periods and with the operating results of other companies in its industry. RAM also utilizes EBITDA as an assessment of its overall liquidity and its ability to meet its debt service obligations.

     RAM believes that EBITDA is useful to investors to provide disclosures of its operating results on the same basis as that used by management. RAM also believes that EBITDA can assist investors in comparing RAM's performance to that of other companies on a consistent basis without regard to certain items, which do not directly affect its ongoing operating performance or cash flows. EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for net income, cash flows from operating activities and other consolidated income or cash flows statement data prepared in accordance with accounting

                                       12

principles generally accepted in the United States. Because of these limitations, EBITDA should not be considered a measure of discretionary cash available to RAM to invest in the growth of its business.

                                 RAM ENERGY, INC
                  RECONCILIATION OF EBITDA TO GAAP (UNAUDITED)
                                 (IN THOUSANDS)

                                                                                 Nine months ended
                                                    2003            2004        September 30, 2005
                                                    ----            ----        ------------------

Net income (loss)                                  $(1,528)       $   5,348            $  (5,506)
  Net interest expense                               4,871            5,035                8,728
  Income taxes                                         228            3,733               (3,359)
  Depreciation, amortization, and accretion          4,098            3,273                9,213
  Unrealized gains or losses from derivatives          (67)            (128)              18,650
  Gain on sale of subsidiary                             -         (12,139)                    -
  Income or loss from discontinued operations        1,068               -                     -
  Cumulative effect of change in accounting
    principles                                         448               -                     -
  Impairment                                             -               -                     -
                                                  -----------------------------------------------
EBITDA                                             $ 9,118        $  5,122             $  27,726

ITEM 9.01. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (c)  Exhibits:

Exhibit   Description
-------   -----------

10.11     Amendment No. 1, dated November 11, 2005, to Agreement and Plan of
          Merger dated October 20, 2005 among Tremisis Energy Acquisition
          Corporation, RAM Acquisition, Inc., RAM Energy, Inc. and the
          Stockholders of RAM Energy, Inc.

99.3      Slide Show Presentation of RAM Energy, Inc. dated as of November 14,
          2005

99.4      Unaudited consolidated financial statements of RAM Energy, Inc. and its subsidiaries at and for the nine months ended September 30, 2005.

                                       13

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 11, 2005                     TREMISIS ACQUISITION CORPORATION

                                             By: /s/ Lawrence S. Coben
                                                 ---------------------
                                             Name: Lawrence S. Coben
                                             Title: Chairman of the Board
                                                    and Chief Executive Officer

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